Exhibit 10.26

Services Agreement

This Services Agreement (this “Agreement”) is made and entered into as of May13, 2009 by and between FastCash International Ltd., a corporation organized and existing under the laws of The British Virgin Islands (the “Company”), and Navigant Consulting Services, Ltd., a corporation organized and existing under the laws of The Commonwealth of Dominica (“NCS”).

Recitals

WHEREAS, the Company is currently engaged in the payday loan business of advancing short term loans to borrowers secured by the pledge of the respective borrowers’ expected salary payment, and expects to expand its business to provide small business loans and other financial services (the “Business”); and

WHEREAS, NCS, through the services of its authorized agent, Michel D. Williams (the “Executive”), has expertise in managing and operating businesses similar to the Business; and

WHEREAS, the Company desires to engage NCS to manage and operate the Business specifically through services to be provided by the Executive to the Company through NCS and to perform other duties which may be assigned from time to time by the Board of Directors of the Company or its designee (the “Board”) in its/his discretion; and

WHEREAS, the parties desire to enter into this Agreement to be effective from and after the date hereof.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Engagement.

(a)           Agreement to Engage.  Upon the terms and subject to the conditions of this Agreement, the Company hereby engages NCS to provide the Services (as hereinafter defined) to the Company, and NCS hereby accepts such engagement by the Company.

(b)           Term of Engagement.  Subject to Section 7, the term of this Agreement shall commence as of the date hereof and end on the third anniversary of the date hereof.  Thereafter, the term of this Agreement shall automatically renew for successive one-year periods unless either party gives notice to the other at least 45 days prior to the end of the then-current term.  The period during which this Agreement is effective, including any renewal thereof shall be referred to as the “Engagement Period.”

2.           Services.

(a)           During the Engagement Period, NCS shall provide to the Company the services outlined on Exhibit A hereto (the “Services”).  NCS shall report regularly to the Board.

(b)           In connection with the performance of the Services, the Executive is authorized to execute, on behalf of the Company, all agreements approved by the Board.

(c)           NCS agrees that the Executive shall provide the services hereunder to the Company on behalf of NCS and the Executive hereby agrees to act in such capacity in accordance with the terms hereof.  NCS shall cause the Executive to, and the Executive, shall diligently and conscientiously devote his business time and attention and best efforts in discharging his duties hereunder and to affiliates of the Company, as shall be determined by the Company (the “Affiliates”), pursuant to the terms of services agreements similar to this Agreement entered into with any Affiliate or pursuant to agreements entered into between the Company and one or more of such Affiliates.

3.           Compensation.

(a)           Annual Fee.  The Company shall pay NCS a base annual fee at the rate of EC$96,000 per annum (“Annual Base Fee”).  The Annual Base Fee will be subject to increase as from time to time determined by the Board in its sole discretion.  The Annual Base Fee shall be payable monthly and shall not be subject to any applicable withholding amounts.

(b)           Annual Bonus.  In addition to the Annual Base Fee, for each full year of the Engagement Period, NCS may receive an annual bonus in the discretion of the Board.  Any Bonus shall not be subject to any applicable withholdings.

4.           Benefits.  During the Engagement Period, the Company, together with the Affiliates which engage NCs to provide services similar to the services provided hereunder, shall provide NCs and the Executive with the following benefits:

(a)           Participation by the Executive in any group health plans, retirement plans, disability income insurance and term life insurance policies sponsored or arranged by the Company for its employees from time to time in accordance with the Company’s personnel benefits policies and to the extent allowed by such plans.  Nothing herein shall obligate the Company to continue any such benefit plan currently offered to employees or offered to employees in the future.

(b)           The Executive shall be allowed four (4) weeks per year of paid time off in accordance with the Company’s policies.

5.           Business Expenses.  The Company shall pay or reimburse NCS and the Executive for all reasonable out-of-pocket expenses incurred or paid by NCS or the Executive in the course of performing the Services upon presentation of expense statements or vouchers and such other information as the Company may reasonably require.  NCS and the Executive shall comply with such budget limitations and prior approval and reporting requirements with respect to expenses as the Company may establish from time to time.

6.           Termination of Engagement.  NCS’s engagement hereunder and any obligations of the Company to NCS or the Executive will be terminated in accordance with Sections 6(a) and 6(d), or may be terminated in accordance with Sections 6(b), (c), (e) and (f), as follows:

(a)           NCS’s engagement and any obligations of the Company to the Executive will be terminated upon the last day of the Engagement Period without a renewal.

(b)           The Company may terminate NCS’s engagement hereunder for Cause.  For purposes of this Agreement, the Company shall have “Cause” hereunder upon (i) the willful and continued failure by NCS or the Executive to substantially perform their respective duties hereunder, after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes such duties have not been substantially performed, which is not cured within 30 days after notice of such failure has been given to the Executive by the Company, or (ii) the willful engaging by NCS or the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise (including conduct that constitutes competitive activity pursuant to Section 9 hereof).  For purposes of this paragraph, no act, or failure to act, on NCS’s or the Executive’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

(c)           NCS may, without incurring liability or forfeiting any compensation or benefit provided hereunder, terminate this Agreement for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean a failure by the Company to comply with any material provision of this Agreement which has not been cured within 30 days after written notice of such noncompliance has been given by the Executive to the Company.

(d)           NCS’s engagement and any obligations of the Company to the Executive will terminate upon the death of the Executive.

(e)           The Company may terminate NCS’s engagement and any obligations of the Company to the Executive if the Executive is Permanently Disabled (as hereafter defined).  For purposes of this Agreement, the term “Permanently Disabled” or “Permanent Disability” shall mean (i) becoming permanently disabled as provided in any permanent disability income policy provided by the Company under this Agreement insuring the Executive or (ii) in the absence of any such disability income policy, the inability for a period of three consecutive months, with reasonable accommodation, due to a mental or physical injury, illness or disorder, of Executive to provide substantially all of the services required pursuant to this Agreement to be provided by NCS.

(f)           NCS or the Company may terminate NCS’s engagement and any obligations of the Company to the Executive hereunder on six months’ advance written notice to the other.

(g)           Any termination of this Agreement by the Company or NCS (other than termination by reason of the Executive’s death) shall be communicated by written notice to the other party.  Each such notice shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated.  If, within thirty (30) days following any written notice of termination, the party receiving the notice notifies the other party in writing that a dispute exists concerning the termination, which notice sets forth in reasonable detail the basis for such dispute, the termination will not be effective until the date when the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected).

7.           Effect of Termination.

In the event that this Agreement is terminated for any reason, NCS shall be paid on the payroll date next following the date of termination, all compensation, and reimbursement of all expenses, for the Engagement Period accruing through the effective date of termination.  Neither NCS nor the Executive shall be entitled to any additional payment.

8.           [INTENTIONALLY OMITTED]

9.           Restrictive Covenants.

(a)  Non-competition. During the Engagement Period and for a period of three years thereafter, neither NCS nor the Executive will, directly or indirectly, either as principal, agent, employee, or in any other capacity, enter into or engage in any business in which the Company is engaged during the Engagement Period except on behalf of the Company or an Affiliate.  In the event this Agreement is terminated by the Company pursuant to Section 6(f), the restriction set forth in the foregoing sentence shall not be applicable.  During the Engagement Period and for a period of three years thereafter, neither NCS nor the Executive will, directly or indirectly, either as principal, agent, employee, or in any other capacity, solicit any person or entity who is or was a customer of the Company at any time during the 12 months preceding the end of the Engagement Period.

(b)           Confidentiality.  During the Engagement Period and at all times after the termination of this Agreement for any reason, neither NCS nor the Executive will, directly or indirectly, disclose to any third party any trade secrets, customer lists or other confidential information pertaining to the business of the Company.

(c)           Company Property.  Promptly following the termination of this Agreement for any reason, NCS and the Executive shall return to the Company all property of the Company, and originals and any copies thereof in NCS’s or the Executive’s possession or under their respective control, including all confidential information and trade secrets, in whatever media or in whatever form.

(d)           Non-solicitation of Employees.  During the Engagement Period and for a period of three years thereafter, neither NCS nor the Executive shall, directly or indirectly, induce any employee of the Company or any of its affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof except on behalf of an Affiliate or unless such person shall have ceased to be employed by such entity for a period of at least three months.

(e)           Injunctive Relief with Respect to Covenants. NCS and the Executive acknowledge and agree that the covenants and obligations of NCSand the Executive with respect to non-competition, non-solicitation, confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries irreparable injury for which adequate remedies are not available at law.  Therefore, NCS and the Executive agree that the Company and its subsidiaries shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain NCS or the Executive from committing any violation of the covenants and obligations contained in this Section.  These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company or its subsidiaries may have at law or in equity.  In the event (i) the enforceability of any of the covenants contained in this Section is challenged by NCS or the Executive in any judicial proceeding, (ii) NCS and the Executive are not enjoined in such proceeding from breaching such covenant, and (iii) NCS and the Executive do, in fact, breach such covenant, then, if a court of competent jurisdiction determines that the challenged covenant is enforceable, the time period set forth in such covenant shall be deemed tolled upon the initiation of such proceeding until the dispute is finally resolved and all periods of appeal have expired.

10.           Miscellaneous.

(a)           Binding Effect.  This Agreement shall be binding on and inure to the benefit of the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law, by reason of the sale of all or a portion of the Company’s stock or assets or a merger, consolidation or reorganization involving the Company).  This Agreement shall also be binding on and inure to the benefit of NCS and the Executive.

(b)           Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties.

(c)           Entire Agreement.  This Agreement supersedes any and all prior agreements between the parties hereto, and constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought.  There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein.  NCS and the Executive acknowledge that each is entering into this Agreement of its own free will and accord, and with no duress, that each has read this Agreement and understands it and its legal consequences.  No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be changed only by a writing signed by the parties hereto.

(d)           Severability; Reformation.  In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  In the event any of Section 9(a), (b), (c), (d) or (e) is not enforceable in accordance with its terms, NCS, the Executive and the Company agree that such Section, or such portion of such Section, shall be reformed to make it enforceable in a manner which provides the Company the maximum rights permitted under applicable law.

(e)           Waiver.  Waiver by any party hereto of any breach or default by another party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

(f)           Notices.  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the party to whom such notice shall be directed, and shall be addressed to the other party at the address appearing on the signature page hereto.

(g)           Amendments.  This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

(h)           Headings.  Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

(i)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same Agreement.

(j)           Context.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the part include the whole, and to the male gender shall also pertain to the female and neuter genders and vice versa.  The term “including” is not limiting, and the term “or” has the inclusive meaning represented by the phrase “and/or”.  The words “hereof,” “herein,” “hereby”, “hereto”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section and Exhibit and clause references are to this Agreement unless otherwise specified.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

The Company:		NCI:

Fastcash International ltd.		Navigant Consulting Services

By:	/s/ Samuel Rosenberg	By:	/s/ Michel D. Williams
Name:	Samuel Rosenberg	Name:	Michel D. Williams
Title:	Director	Title:	Authorized Agent

The undersigned hereby joins in the execution of this Agreement to signify his agreement to be bound hereby to the extent set forth herein.

/s/ Michel D. Williams
Michel D. Williams

Exhibit A

Services

NCS shall be responsible for the following with respect to the Company, subject to the discretion of the Board:

▪	Directing all regional operations including accounting, financial, legal, and human resources
▪	Developing, under the direction of the Board, strategic, product, marketing and pricing plans and sales and financial goals, and the implementation thereof
▪	Determining the credit worthiness of the Company’s customers
▪	Monitoring financial performance
▪	Monthly, quarterly and annual financial reporting and such other reporting as directed by the Board
▪	Compliance with all relevant regulatory requirements
▪	Maintenance of the Company’s bank accounts, including signature authority over withdrawals as determined by the Board
▪	Technology and other asset maintenance and security
▪	Personnel and overhead management
▪	Facilities and equipment management
▪	New markets expansion
▪	Evaluation of management performance and compliance with corporate policies and objectives
▪	Motivation of management and staff to achieve a positive working environment
▪	Such other reasonable duties not inconsistent with such roles as may be directed by the Board